Nuveen Premier Insured Municipal Income Fund, Inc.
Charter No. 7F-170

Articles of Amendment to Articles of Incorporation

(Changing the Corporations Name)


	Pursuant to Minnesota Statutes, Section 302A.139, the undersigned states:

	1.  The name of the corporation is Nuveen Premier
Insured Municipal Income Fund, Inc.

	2. The Board of Directors of the corporation, acting pursuant to Minnesota Statutes, Section 302A.135, Subd. 7, has adopted a resolution changing the corporations name, by amending Article SECOND of the corporations articles of incorporation to read in its entirety as follows:

SECOND:  The name of the Corporation is:
Nuveen Premier Municipal Opportunity Fund, Inc.

	3.  The foregoing amendment shall become
effective on January 2, 2012.

	4. The foregoing amendment has been adopted pursuant to Minnesota Statutes, Chapter 302A.

	In witness whereof, the undersigned Secretary of the corporation has signed these Articles of Amendment on December _13_, 2011.


		___/s/ Kevin J. McCarthy ___________
		Kevin J. McCarthy, Secretary


<STAMP:>
State of Minnesota
Department of State
FILED
December 13, 2011

Mark Ritchie
Secretary of State
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